COMMON STOCK PURCHASE AGREEMENT
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     COMMON STOCK PURCHASE  AGREEMENT  (this  "Agreement"),  dated as of May 11,
1999, by and between Senesco Technologies, Inc., an Idaho corporation (the "Corporation"), and [Name] (the "Purchaser").

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, the Corporation desires to sell, transfer and assign to the Purchaser, and the Purchaser desires to purchase from the Corporation, [ ] shares (the "Shares") of the Corporation's common stock, $0.0015 par value (the "Common Stock"), equal to an aggregate of $[ ], at a price per share equal to 80% of the average closing bid and ask prices of the Corporation's Common Stock during the twenty (20) trading days ending three days prior to the Closing Date, equal to $5.26875 per share of Common Stock (the "Purchase Price"); and

     WHEREAS, the Company is entering into similar Common Stock Purchase Agreements with other purchasers who are purchasing Common Stock on the identical terms as set forth herein for an aggregate offering amount to all purchasers of $2,000,000, consisting of an aggregate of 379,597 shares of Common Stock, and whose rights shall vest on a pari passu basis with the Purchasers herein;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    SECTION I

                  PURCHASE, SALE AND REGISTRATION OF THE SHARES
                  ---------------------------------------------

     A.   Purchase and Sale.   Subject  to  the  terms  and  conditions of  this
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Agreement  and on the basis of the  representations,  warranties,  covenants and agreements herein contained, the Corporation hereby agrees to sell, transfer, assign and convey the Shares to the Purchaser, and the Purchaser agrees to purchase, acquire and accept the Shares from the Corporation.

     B.   Purchase Price.   The  aggregate  purchase price for the  Shares to be
          --------------
paid by the Purchaser to the Corporation is an aggregate of $[ ] (the "Aggregate Purchase Price"). The Aggregate Purchase Price shall be paid in cash by the Purchaser to the Corporation on the Closing Date.

     C.   Price Protection.  Upon the issuance or sale by the Corporation of any
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additional  Common  Stock or Common Stock  equivalents  within a period of sixty
(60) days following the Closing Date, other than options or warrants currently outstanding as of the date of this Agreement, for a consideration per share less than the Purchase Price (the "Reduced Purchase Price"), the Purchase Price shall, upon such issuance or sale, be reduced to the amount of consideration per share received by the Corporation for such stock. Pursuant thereto, the Corporation shall immediately issue such additional shares of Common Stock to the Purchaser at the Reduced Purchase Price (the "Additional

Shares"), such that the Shares purchased hereunder plus the Additional Shares, shall equal the Aggregate Purchase Price.

     D.   Registration  Rights.   The  Corporation and the  Purchaser  intend to
          --------------------
enter into a Registration Rights Agreement providing that the Corporation shall register the Shares, pursuant to the Securities Act of 1933, as amended (the "1933 Act").


                                   SECTION II

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                        AND AGREEMENTS OF THE CORPORATION
                        ---------------------------------

     The Corporation represents and warrants to, and covenants and agrees with, the Purchaser, as of the date hereof, that:

     A.   Organization; Good Standing.  The  Corporation  is a corporation  duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Idaho and has full corporate power and authority to own its properties and to conduct the business in which it is now engaged.

     B.   Authority. The Corporation has the full corporate power, authority and
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legal  right to execute  and deliver  this  Agreement  and to perform all of its obligations and covenants hereunder, and no consent or approval of any other person or governmental authority is required therefore. The execution and
delivery  of  this  Agreement  by  the  Corporation,   the  performance  by  the
Corporation of its obligations and covenants  hereunder and the  consummation by
the  Corporation  of  the  transactions   contemplated  hereby  have  been  duly
authorized by all necessary corporate action. This Agreement constitutes a valid and legally binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms.

     C.   No Legal Bar; Conflicts.   Neither the  execution and delivery of this
          -----------------------
Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the Certificate of Incorporation, as amended, or By-Laws of the Corporation or any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or results in any breach of any of the terms of or constitutes a default under or results in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Corporation is a party or by which the Corporation or any of its assets is bound.

     D.   Non-Assessable Shares.   The  Shares being issued  hereunder have been
          ---------------------
duly authorized and, when issued to the Purchaser for the consideration herein provided, will be validly issued, fully paid and non-assessable.


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
                                   SECTION III

                     REPRESENTATIONS, WARRANTIES, COVENANTS
                         AND AGREEMENTS OF THE PURCHASER
                         -------------------------------

     The Purchaser represents and warrants to, and covenants and agrees with, the Corporation, as of the date hereof, that:

     A.  Organization (if  applicable).  The Purchaser is, and as of the Closing
         ------------
will be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

     B.  Authorization.  The Purchaser has, and as of the Closing will have, all
         -------------
requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes its legal, valid and binding obligation, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights in general or by general principles of equity.

     C.  No Legal Bar; Conflicts.  Neither the  execution  and  delivery of this
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Agreement,   nor  the   consummation  by  the  Purchaser  of  the   transactions
contemplated hereby, violates any law, statute, ordinance, regulation, order, judgment or decree of any court or governmental agency applicable to the Purchaser, or violates, or conflicts with, any contract, commitment, agreement, understanding or arrangement of any kind to which the Purchaser is a party or by which the Purchaser is bound.

     D.  No Litigation.  No action,  suit or  proceeding  against the  Purchaser
         -------------
relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action against the Purchaser seeking to delay or enjoin any such transactions is pending or, to the Purchaser's knowledge, threatened.

     E.  Investment Intent.  The Purchaser (i) is an accredited  investor within
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the meaning of Rule 501(a) under the Securities Act, (ii) is aware of the limits on resale imposed by virtue of the nature of the transactions contemplated by this Agreement, specifically the restrictions imposed by Rule 144 of the Securities Act, and is aware that the certificates representing the Purchaser's respective ownership of Common Stock will bear related restrictive legends and
(iii) except as otherwise set forth herein, is acquiring the shares of the Corporation hereunder without registration under the Securities Act in reliance on the exemption from registration contained in Section 4(2) of the Securities Act and/or Rule 506 promulgated pursuant to Regulation D of the Securities Act, for investment for its own account, and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of
distributing  or  selling  such  shares.  The  Purchaser   represents  that  the
Accredited Investor Questionnaire is true and

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

complete in all respects. The Purchaser has been given the opportunity to ask questions of, and receive answers from, the officers of the Corporation regarding the Corporation, its current and proposed business operations and the Common Stock, and the officers of the Corporation have made available to the Purchaser all documents and information that the Purchaser has requested relating to an investment in the Corporation. The Purchaser has been represented by competent legal counsel in connection with its purchase of the Common Stock and acknowledges that the Corporation has relied upon the Purchaser's representations in this Section 3 in offering and selling Common Stock to the Purchaser.

     F.  Economic Risk;  Restricted Securities.   The Purchaser  recognizes that
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the investment in the Common Stock involves a number of significant  risks.  The foregoing, however, does not limit or modify the representations, warranties and agreements of the Corporation in Section 2 of this Agreement or the right of the Purchaser to rely thereon. The Purchaser is able to bear the economic risks of an investment in the Common Stock for an indefinite period of time, has no need for liquidity in such investment and, at the present time, can afford a complete loss of such investment.

     G.  Access  to  Information.  The  Purchaser  has  received  a copy  of the
         -----------------------
following documents:

     (i)    The Company's Business Plan;

     (ii)   The Company's Private Placement Memorandum; and

     (iii) The following Company's reports filed with the Commission as of the date hereof:

            1.    Registration Statement on Form 10-SB filed on March 27, 1997;
            2. Annual Report on Form 10-KSB for the year ended June 30, 1998 filed on September 25, 1998;
            3. Quarterly Report on Form 10-QSB for the quarter ended September 30, 1998 filed on November 12, 1998;
            4. Quarterly Report on Form 10-QSB for the quarter ended December 31, 1998 filed on February 17, 1999, together with Notification of Late Filing on Form 12b-25 filed on February 16, 1999; and
            5.    Definitive Proxy Statement filed on January 8, 1999.

     The Purchaser represents that it has not received any information about the Company other than what has been disclosed in the documents set forth above.



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

     H.  Suitability.  The Purchaser has carefully  considered,  and has, to the
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extent the Purchaser  deems it necessary,  discussed  with the  Purchaser's  own professional legal, tax and financial advisers the suitability of an investment in the Common Stock for the Purchaser's particular tax and financial situation, and the Purchaser has determined that the Common Stock is a suitable investment.

     I.  Legend. The Purchaser acknowledges that the certificates evidencing the
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Shares will bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                                   SECTION IV

                      THE CLOSING AND CONDITIONS TO CLOSING
                      -------------------------------------

     A.  Time and Place of the Closing. The closing shall be held at the offices
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of  Buchanan  Ingersoll  Professional   Corporation,   500  College  Road  East,
Princeton, New Jersey 08540, on May 11, 1999 (the "Closing Date"), or such other time and place as the Corporation and the Purchaser may mutually agree.

     B.  Delivery by the Corporation.   Delivery of the  Shares shall be made by
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the Corporation to the Purchaser on the Closing Date by delivering a certificate representing the Shares with an executed stock power, each such certificate to be accompanied by any requisite documentary or transfer tax stamps.

     C.  Delivery by the  Purchaser.   On the Closing Date, the Purchaser  shall
         --------------------------
deliver to the Corporation the entire Aggregate Purchase Price by check or by wire transfer to an account specified in writing to Purchaser by the Corporation.

     D.  Other Conditions to Closing.
         ---------------------------

            (1)  As  of  the  Closing  Date,   all   requisite   action  by  the
Corporation's Board of Directors and shareholders shall have been taken pursuant to the By-Laws of the Corporation.

            (2) As of the Closing Date, the Corporation and the Purchaser shall have entered into the Registration Rights Agreement.

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

                                    SECTION V

                                  MISCELLANEOUS
                                  -------------

     A.  Entire Agreement.  This Agreement contains the entire agreement between
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the parties hereto with respect to the transactions  contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     B.  Invalidity, Etc. If any provision of this Agreement, or the application
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of any such provision to any person or circumstance,  shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     C.  Headings.  The  headings  of  this  Agreement  are for  convenience  of
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reference only and are not part of the substance of this Agreement.

     D.  Binding  Effect.  This Agreement shall be binding upon and inure to the
         ---------------
benefit of the parties hereto and their respective successors and assigns.

     E.  Governing  Law.  This  Agreement  shall be governed by and construed in
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accordance  with the laws of the State of New Jersey  applicable  in the case of agreements made and to be performed entirely within such State.

     F.  Dispute Resolution.  The parties to this Agreement  individually and on
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behalf  of the  Corporation  agree to  arbitrate  all  disputes  or  differences hereunder or arising from their roles as shareholders, directors or officers thereof. Such submission to arbitration shall be a condition precedent to the bringing of any action, suit or proceeding by any such shareholder, director or officer, either individually or on behalf of the Corporation. All of such differences or disputes shall be settled and finally determined by arbitration in the township of Princeton, New Jersey, according to the Rules of American Arbitration Association (the "AAA") now in force or hereafter adopted, by arbitrators selected by the AAA.

     G.  Counterparts.  This  Agreement may be executed in one or more identical
         ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                                    *****


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

     IN WITNESS WHEREOF, this Common Stock Purchase Agreement has been duly executed by the parties hereto as of the date first above written.


CORPORATION                              PURCHASER

Senesco Technologies, Inc.



------------------------------------     --------------------------------------
By:  Phillip O. Escaravage, Chairman     [name]
     and Chief Operating Officer         [address]


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